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                         MARKSTON INTERNATIONAL, LLC

            CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

I.      INTRODUCTION

        Markston International, LLC ("Markston" or the "Firm') holds its employees to a high standard of integrity and business practice. In serving its clients, the Firm strives to avoid conflicts of interest or the appearance of conflicts in connection with the securities transactions of the firm and its employees. This Code of Ethics and Insider Trading Policy and Procedures (this "Code") is intended to serve as a guide to administering and overseeing procedures relating to the personal trading practices of the Firm's personnel in accordance with the Investment Advisers Act of 1940 (the "Advisers Act") and the Investment Company Act of 1940 (the "1940 Act"), as it relates to the Firm's investment advisory business.

        Markston is an investment adviser registered under the Advisers Act, and provides investment advice to investment companies registered under the 1940 Act and others. Consistent with Rule 17j-1 of the 1940 Act and 204A of the Advisers Act, Markston has adopted this Code which contains provisions reasonably necessary to prevent the Firm's employees from engaging in any act, practice, or course of business that would (1) defraud or mislead any of its clients, (2) constitute a manipulative practice, or (3) misuse material, non-public information.

II.     APPLICABILITY

        This Code applies to all employees of Markston, as well as to Markston's manager and members. For purposes of this Code, the term "employee" includes, but is not limited to, persons who, in the course of their regular functions or duties, participate in the process of purchasing or selling securities, or participate in making recommendations or obtaining information for the purchase or sale of securities, on behalf of any of the Firm's clients, including investment companies.

III.    DEFINITIONS

        A. An "approved trade" is a trade for which an employee has received prior approval under the procedures described in this Code.

        B. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, for the person making the recommendation, when that person considers making the recommendation.

        C. An employee will be deemed to have a "beneficial interest" in a security or in an account in which the employee, his or her spouse, minor child or relative who shares the same household as the employee has a direct or indirect economic or pecuniary interest, or an account over which the employee exercises trading discretion.




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        D.      A "Firm trade" is a security in which the Firm has entered orders for one or more clients.

        E. "SECURITY" means any stock, bond, note, debenture and any interest commonly known as a security, including options, warrants and rights to purchase or sell securities, and options on and futures contracts for securities and securities indices, other than those securities set forth in Section VI.A.1. If an employee is not certain of whether a particular security falls within this Section or Section VI.A.1, the employee should consult with the Compliance Officer.

IV.     STANDARDS OF CONDUCT

        A. Investment-related information learned by an employee during the course of carrying out Firm-related duties or in communications between Firm employees is to be kept confidential until or unless publicly available. Such information may include, but is not limited to, portfolio-related research activity, brokerage orders being placed on behalf of a client, and recommendations to purchase or sell specific securities.

        B. Employees may not take or omit to take an action on behalf of a Firm's client or intentionally induce a Finn's client to take action for the purpose of achieving a personal benefit.

        C. Employees may not use actual knowledge of a client's transactions to profit by the market effect of the client's transaction.

        D. Employees will not take unique investment opportunities which should be made in the Firm's clients' accounts for accounts in which they have a beneficial interest.

V.      RESTRICTIONS ON PERSONAL INVESTMENT AND RELATED ACTIVITIES

        A. OPENING AN ACCOUNT. Each employee who wishes to establish a securities account, including any account in which the employee will have a beneficial interest, must notify and obtain approval from the Firm's Compliance Officer before opening the account.

        B. GENERAL TRADING PROHIBITIONS. An employee may not buy or sell a security for an account in which he has a beneficial interest when (i) the security is being considered for purchase or sale,
                (ii) a Firm trade is being made, or (iii) during the seven days before or following a Firm trade in that security. In addition, if the Firm otherwise anticipates trading in the security, the trade may be denied.

        C. TRADING APPROVALS. Each employee who wishes to trade in an account in which the employee has a beneficial interest, must notify and obtain prior approval from the Finn's Compliance Officer before effecting the trade.




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                1.      Approval is to be requested by submitting a form
                        entitled "Buy or Sell Order for Markston Employee's Personal Account," in the form of Exhibit A attached, to the Compliance Officer and then to the Firm's Trading Desk.

                2. Approvals will be granted at the discretion of the Firm's Compliance Officer. If the Compliance Officer approves the trade, the Firm's Trading Desk must also review the trade, before approval, by reviewing outstanding orders. The Trading Desk will not approve a trade in a security if that security (i) has been traded that day or (ii) is subject to any outstanding orders, unless the Compliance Officer is aware of those trades or outstanding orders and wishes to approve the trade. If the trade is nevertheless approved, the Compliance Officer will write an explanatory memo to the Finn's files.

                3. Any trading approval is effective for one business day only, unless explicitly provided for otherwise or extended in writing by the Firm's Compliance Officer. Therefore, employees must effect trades by the close of business on the same day approval is received.

        D. FIRM TRADE OCCURRING AFTER APPROVED EMPLOYEE TRADE. If the Finn enters an order for a security within seven days after an employee has effected an approved trade, the Compliance Officer will discuss the trade with the employee. Depending on the circumstances, the Compliance Officer may, for example:

                1. Break the trade (a) if it appears that the employee may have had advance information concerning the Finn's trade, or (b) to avoid the appearance of impropriety; or

                2. Allow the trade if circumstances justify such action. If the trade is approved, the Compliance Officer will write an explanatory memo to the Firm's files.

        E. POST-TRADE MONITORING. Pursuant to Section VIII. B., for all applicable accounts, each employee shall arrange for duplicate confirmations and monthly statements to be sent to the Firm's Compliance Officer. After trading approval of each transaction under this Section, the Compliance Officer shall cross-reference the confirmation received for the applicable securities transaction for which a trading approval was given. Copies of all duplicate confirmations and statements and Buy or Sell Orders for Markston Employee's Personal Account (with trading approvals) shall be kept for each employee. The Compliance Officer shall review those records at least annually to determine if there are any trading patterns or series of transactions which indicate possible violations of this Code.

        F. TRADING BY RESEARCH ANALYSTS. The Firm's research analysts and portfolio managers may not trade, for any account or accounts in which they have a beneficial interest, in any security they are considering recommending for a Firm




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                Trade. The Compliance Officer may grant exceptions in advance of trades as deemed appropriate under this Code.

        G. OUTSIDE DIRECTORSHIPS. Firm employees may not serve on the boards of directors of publicly traded companies unless (i) the Firm's manager grants prior authorization, and (ii) a mechanism such as a "Chinese Wall" is established and maintained to prevent the flow of information from the employee serving on the board to the employees making investment decisions on behalf of the Firm's clients.

        H. HOLDING PERIOD. Firm employees must hold securities that are subject to this Code for at least one day.

VI.     EXCEPTIONS

        A.      The provisions of Section V. and VIII. C. do not apply to:

                1. Purchases or sales of securities issued by the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, money market instruments and shares of registered open-end investment companies.

                2. Purchases or sales of securities that are non-volitional on the part of either the employee or the Firm client.

                3. Purchases that are part of an automatic dividend reinvestment plan.

                4. Purchases effected by the exercise of tights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from the issuer, and the later sale, of those rights.

        B. The Firm's Compliance Officer may exercise discretion to approve a trade if, for example it appears that:

                1.      The potential harm to the Firm's clients is remote.

                2. The trade is unlikely to affect a large capitalization stock or a highly institutional market.

                3. The trade is clearly not related economically to securities to be purchased, sold or held by any of the Firm's clients.

                4. A Finn trade is being made in a security only to size-up or size-down an account (due to deposits and/or withdrawals), if the trade is deemed immaterial considering all relevant facts.




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VII.    INSIDER TRADING POLICY AND PROCEDURES

        A. The Firm forbids any manager, member or employee from trading, either for his or her personal account or on behalf of others (including mutual funds and private accounts managed by the Firm), while in possession of material nonpublic information, or communicating material nonpublic information to others in violation of the law. This prohibited conduct is often referred to as "insider trading,"

        B. As a general guide for Firm employees and to provide assistance in understanding and in complying with Section VII. A., "insider trading" is described below.

                1.    WHAT IS MATERIAL INFORMATION?

                      Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information the disclosure of which will have a substantial effect on the price of a company's securities. There is no simple "bright line" test to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Finn's Compliance Officer.

                      Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                      Material information also may relate to the market for a company's securities. Information about a significant order to buy or sell securities may, in some contexts, be deemed material. Similarly, prepublication information concerning reports in the financial press also may be material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who used prepublication information about the WALL STREET JOURNAL's Heard on the Street column.

                2.    WHAT IS NONPUBLIC INFORMATION?

                      Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.




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                3.    IDENTIFYING INSIDE INFORMATION

                      Before executing any trade for yourself or others, including registered investment companies or other accounts managed by Markston, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

                      (a) Report the information and proposed trade immediately to the Firm's Compliance Officer.

                      (b) Do not purchase or sell the securities on behalf of yourself or others, including registered investment companies or other accounts managed by Markston.

                      (c) Do not communicate the information inside or outside Markston, other than to the Compliance Officer and/or Markston's outside counsel.

                      (d) After the Compliance Officer has reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm should take.

                      You should consult with the Compliance Officer before taking any action. This degree of caution will protect you, our clients and the firm.

                4.    CONTACTS WITH PUBLIC COMPANIES

                      For Markston, contacts with public companies represent an important part of our research efforts. Markston may make investment decisions on the basis of its conclusions formed through such contacts and analysis of publicly-available information. However, difficult legal issues arise when, in the course of these contacts, a Markston employee or others subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company's chief financial officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, Markston must make a judgment as to its further conduct. To protect yourself, our clients and the Firm, you should contact the Finn's Compliance Officer immediately if you believe that you may have received material, nonpublic information.

                5.    TENDER OFFERS

                      Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces




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                      a disproportionate percentage of insider trading cases).
                      Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information concerning a tender offer received from the tender offeror, the target company or anyone acting on behalf of either of them. Markston employees and others subject to this Code should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

        C.      Penalties for Insider Trading

        Penalties for insider trading can be severe, both for the individuals involved and their employers. A person can be subject to some or all of the penalties listed below even if he or she does not personally benefit from the violation. Penalties include:

                1.    jail sentences;

                2.    civil injunctions;

                3.    treble damages;

                4.    disgorgement of profits;

                5. fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

                6. fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

VIII.   REPORTING

        A. Upon being hired by the Finn, each employee must submit to the Compliance Officer (i) an acknowledgment regarding the employee's understanding of and intent to comply with this Code,
                (ii) a list of all securities accounts in which he or she has a beneficial interest and (iii) a representation that the employee will request that duplicate statements and confirms be sent to the Firms' Compliance Officer with regard to such accounts. The acknowledgment form for new employees, as well as a form letter to be completed and signed by the new employee are attached as Exhibit B.

        B.      For each (i) employee brokerage account or commodity account, or
                (ii) brokerage or commodity account in which an employee has a beneficial interest, (as defined in Part III hereof) employees must arrange with the broker-dealer to have duplicate confirmations and statements sent to the Compliance Officer. Exhibit B, page 3 is a form of letter which may be used for that purpose.

        C. Annually, each employee must submit to the Compliance Officer an "Annual Acknowledgment Form", in the form of Exhibit C attached. The Annual




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                Acknowledgment Form includes representations by the employee concerning compliance with the Code in the previous year, intent to comply in the current year and provides for the reporting of any exceptions.

        D. As described in Section V. employees will report on each securities transaction by submitting their Buy or Sell Order for Markston Employee's Personal Account Form, with all required approvals to the Compliance Officer.

        E.      Any report, confirmation or statement submitted under this
                Section is not to be construed as an admission of beneficial interest in the security to which the item relates.

IX.     SANCTIONS

        A. If any employee fails to comply with the provisions of this Code or of applicable securities laws, the Compliance Officer may impose, or recommend that the Firm impose, appropriate sanctions, including dismissal.

        B. Consistent with the statement of the Securities and Exchange Commission in connection with its adoption of Rule 17j-1 of the 1940 Act, violations of this Code are not to be construed as per se violations of the law.




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                                    EXHIBIT A
                                BUY OR SELL ORDER
                    FOR MARKSTON EMPLOYEE'S PERSONAL ACCOUNT

     PLEASE                 BUY       [ ]                  SELL       [ ]

                              SHARES OF                          AT
     -------------------------         -------------------------   -------------
     (AMOUNT)                          (NAME OF ISSUE/ TICKER)        (PRICE)

     For the following account:

     Name of Account:
                      ----------------------------------------------------

     Brokerage Finn:
                      ----------------------------------------------------

     Account Number:
                      ----------------------------------------------------

     My signature below attests that in placing this order I am not seeking to use or take personal advantage of any investment recommendations, decisions or programs of Markston International, LLC, and, to the best of my knowledge and belief, the execution of this order will not have an adverse effect on any account managed by Markston International, LLC.


-------------------------------               ----------------------------------
Date                                          (Signature of Employee)




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                                    EXHIBIT B

                           MARKSTON INTERNATIONAL, LLC
            CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

                      ACKNOWLEDGMENT FORM FOR NEW EMPLOYEES

1. I certify that I have read and am familiar with Markston International, LLC's Code of Ethics and Insider Trading Policy and Procedures (the "Code").

2. I represent that I will comply with the Code at all times during the current calendar year, subsequent to the date hereof.

3. I will disclose, report and confirm all holdings and transactions required to be disclosed, reported or confirmed under the Code. I will authorize duplicate statements and confirms for all accounts in which I have a beneficial interest to be sent to the Compliance Officer. I have forwarded the attached letter to all appropriate parties to authorize such reporting.

4. All accounts in which I have a beneficial interest, as defined in the Code, including any mid all accounts over which I exercise trading discretion, are listed below.

5. If any new accounts in which I will have a beneficial interest are opened in the future, I will notify the Firm and I will authorize duplicate statements and confirms for those accounts to be sent to the Firm.

Name (print):
              --------------------------------

Position:
              --------------------------------

Signature:
              --------------------------------

Date:
              --------------------------------




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                                    EXHIBIT B

List of all accounts in which                        has a beneficial interest
                             -----------------------
                                      NAME

as of                 .  (Attach additional sheets, if necessary)
     ----------------
         DATE


Account Title:
                ---------------------
Broker Dealer:
                ---------------------
Account Number:
                ---------------------


Account Title:
                ---------------------
Broker Dealer:
                ---------------------
Account Number:
                ---------------------


Account Title:
                ---------------------
Broker Dealer:
                ---------------------
Account Number:
                ---------------------


Account Title:
                ---------------------
Broker Dealer:
                ---------------------
Account Number:
                ---------------------




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                                    EXHIBIT B

Account Title:
                ---------------------
Broker Dealer:
                ---------------------
Account Number:
                ---------------------

This letter shall authorize you to send duplicate account statements and duplicate trade confirmations for all activity in the accounts below to:

               MARKSTON INTERNATIONAL, LLC
               50 MAIN STREET
               WHITE PLAINS, NY  10606
               ATTENTION:

Sincerely,

---------------------------
Name:

                                            --------------------------------
                                            Name of Account

                                            --------------------------------
                                            Account Number

                                            --------------------------------
                                            Name of Account

                                            --------------------------------
                                            Account Number

                                            --------------------------------
                                            Name of Account

                                            --------------------------------
                                            Account Number




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                                    EXHIBIT C

                                   PAGE 1 OF 2

                           MARKSTON INTERNATIONAL, LLC
            CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

                           ANNUAL ACKNOWLEDGMENT FORM

1. I certify that I have read and am familiar with Markston International, LLC's Code of Ethics and Insider Trading Policy and Procedures (the "Code").

2. I represent that I have complied with the Code at all times during the previous calendar year and will comply with the Code during the current calendar year.

3. I have, during the previous calendar year, disclosed and confirmed all holdings and transactions required to be disclosed or confirmed under the Code.

4. I have, during the previous calendar year, disclosed and confirmed all accounts in which I have a beneficial interest, as defined in the Code, including any and all accounts over which I exercise trading discretion and reported all securities transactions required to be reported under the Code. A list of such accounts is attached.

5. If any new accounts in which I have a beneficial interest were opened during the previous year, I notified the Firm and I authorized duplicate statements, confirms and monthly statements for those accounts to be sent to the Firm.

Name (print):
              --------------------------------

Position:
              --------------------------------

Signature:
              --------------------------------

Date:
              --------------------------------

Exceptions:

Item Number           Explanation




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                                    EXHIBIT C

                                   PAGE 2 OF 2

List of all accounts in which                        has a beneficial interest
                             -----------------------
                                      NAME

as of                 .  (Attach additional sheets, if necessary)
     ----------------
         DATE


Account Title:
                ---------------------
Broker Dealer:
                ---------------------
Account Number:
                ---------------------


Account Title:
                ---------------------
Broker Dealer:
                ---------------------
Account Number:
                ---------------------


Account Title:
                ---------------------
Broker Dealer:
                ---------------------
Account Number:
                ---------------------


Account Title:
                ---------------------
Broker Dealer:
                ---------------------
Account Number:
                ---------------------